Press Release	Source: Kohl's Corporation	Exhibit 99.1

Kohl's Corporation Reports Record Sales and Earnings for First Quarter

Thursday May 15, 4:02 pm ET

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--May 15, 2003--Kohl's Corporation (NYSE:KSS - News). Kohl's Corporation reported record net sales and earnings for the first quarter ended May 3, 2003.

Net sales for the quarter were $2.1 billion, an increase of 13.2% over the same period a year ago. Net income for the quarter was $111 million, a 4.1% increase over the $107 million reported for the same quarter a year ago. Earnings per diluted share were $0.32, up from $0.31 per diluted share for the same quarter a year ago.

During the quarter, the Company successfully opened 35 new stores including entering the greater Los Angeles area with 28 stores; the San Antonio, TX market with 3 stores and a store each in Kalamazoo, MI; West Springfield, MA; Hooksett, NH; and Doylestown, PA.

In the third quarter, the Company plans to open approximately 45 new stores including its entries into Phoenix, AZ with 10 stores, Tucson, AZ with two stores, Flagstaff, AZ with one store and Las Vegas, NV with three stores.  In 2004, the Company plans to open approximately 95 - 100 stores. The stores will be a combination of new stores in new markets and fill-in stores in existing markets. The Company will continue to expand its presence in the southwest region by opening additional stores in the greater Los Angeles area and entering the new markets of Sacramento, San Diego and Fresno.

At May 3, 2003, the Company operated 492 stores in 34 states compared to 420 stores in 32 states at the same time last year.

Earnings Conference Call

Investors will have the opportunity to listen to the first quarter earnings conference call today at 5:00 p.m. (EDT) by dialing 847-619-6368 ten minutes prior to the start of the call, or over the Internet through the Company's web site located at http://www.kohls.com see (About Kohl's/ Company News/ Financial Links) or through Broadcast Networks' Vcall web site located at http://www.vcall.com. To listen to the call, please go to either web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. To access a 24-hour telephone replay of the call, simply dial 630-652-3018. Pass code: 7085990.

Los Angeles Investor Conference

The Company will host an investor conference in Los Angeles, California on May 20, 2003, with a presentation scheduled for approximately 5:30 p.m. (PST). Investors will have the opportunity to listen to the live web cast of the presentation through the Company's web site located at http://www.kohls.com see (About Kohl's/ Company News/ Financial Links) or through Broadcast Networks' Vcall web site located at http://www.vcall.com. To listen to the presentation, please go to either web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available for approximately 30 days after the conference date.

Cautionary Statement Regarding Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as "believes", "expects", "may", "will", "should", "anticipates", "plans", or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl's annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited)

	13 weeks ended	13 weeks ended
	----------------	----------------
	May 3, 2003	% to Net Sales	May 4, 2002	% to Net Sales
	-----------------------------------
	(In thousands, except per share data)
Net sales	$2,117,744		$1,870,588
Cost of merchandise sold	1,376,479	65.0%	1,213,821	64.9%
	------------------		-----------------
Gross margin	741,265	35.0%	656,767	35.1%
Operating expenses Selling, general, and administrative	474,125	22.4%	411,827	22.0%
Depreciation and amortization	55,417	2.6%	43,969	2.4%
Preopening expenses	15,482	0.7%	16,939	0.9%
	-------------------		-----------------
Operating income	196,241	9.3%	184,032	9.8%

Interest expense, net	17,766	0.9%	12,615	0.6%
	-------------------		-----------------
Income before income taxes	178,475	8.4%	171,417	9.2%
Provision for income taxes	67,462	3.2%	64,796	3.5%
	-------------------		-----------------
Net income	$111,013	5.2%	$106,621	5.7%
	==========		=========

Earnings per share:
Basic
Net income per share	$ 0.33		$ 0.32
Average number of shares	338,013		335,858
Diluted
Net income per share	$ 0.32		$ 0.31
Average number of shares	342,847		342,615

Kohl's Corporation

------------------

Condensed Consolidated Balance Sheet

------------------------------------

(Unaudited)

Subject to Reclassification

	May 3, 2003	May 4, 2002
	------------------	-----------------
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$94,674	$100,541
Short-term investments	153,205	25,000
Accounts receivable trade, net	973,256	836,661
Merchandise inventories	1,810,978	1,418,974
Deferred income taxes	36,064	32,426
Other current assets	75,350	69,047
	------------------	-----------------
Total current asset	3,143,527	2,482,649
	------------------	-----------------

Property and equipment, net	2,824,510	2,327,094
Other assets	105,223	87,072
Favorable lease rights, net	181,495	173,012
Goodwill, net	9,338	9,338
	------------------	-----------------
Total assets	$6,264,093	$5,079,165
	==========	==========
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$608,383	$581,108
Accrued liabilities	277,273	234,316
Income taxes payable	38,909	37,905
Short-term debt	-------	5,000
Current portion of long-term debt	357,919	11,509
	------------------	-----------------
Total current liabilities	1,282,484	869,838

Long-term debt	1,064,836	1,087,882
Deferred income taxes	187,575	123,585
Other long-term liabilities	66,524	53,041
Shareholders' equity	3,662,674	2,944,819
	------------------	-----------------
Total liabilities and shareholders' equity	$6,264,093	$5,079,165
	==========	==========

Kohl's Corporation

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Condensed Consolidated Statements of Cash Flows

-----------------------------------------------

(Unaudited)

Subject to Reclassification

	May 3, 2003	May 4, 2002
	------------------------------------
Operating Activities	(In thousands)
Net income	$111,013	$106,621
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	55,700	44,167
Amortization of debt discount	2,403	2,323
Deferred income taxes	36,253	29,223
Changes in operating assets and liabilities:
Accounts receivable	17,554	(743)
Merchandise inventories	(183,982)	(220,667)
Other current assets	(31,831)	(27,619)
Accounts payable	(86,365)	102,238
Accrued and other long-term liabilities	(33,463)	(20,802)
Income taxes payable	(78,409)	(57,063)
	-----------------	---------------
Net cash used in operating activities	(191,127)	(42,322)

Investing activities
Acquisition of property and equipment and favorable lease rights, net	(122,804)	(165,757)
Net sales of short-term investments	322,786	204,377
Other	(8,492)	(9,347)
	-----------------	---------------
Net cash provided by investing activities	191,490	29,273

Financing Activities
Proceeds from short-term debt	-----	5,000
Repayments of other long-term debt, net	(10,662)	(14,770)
Payment of financing fees on debt	(24)	(37)
Proceeds from stock option exercises	14,912	16,675
	-----------------	---------------
Net cash provided by financing activities	4,226	6,868

Net increase (decrease) in cash and cash equivalents	4,589	(6,181)
Cash and cash equivalents at beginning of period	90,085	106,722
	-----------------	---------------
Cash and cash equivalents at end of period	$94,674	$100,541
	==========	=========

________________________________________

Contact:

     Investor Relations Contact:

     Kohl's Corporation

     Arlene Meier, 262/703-1646

         or

     Media Contact:

     Kohl's Corporation

     Tawn Earnest, 262/703-6609

Source: Kohl's Corporation